                                                                     EXHIBIT 4.3

     WARRANT AGREEMENT dated as of December 29, 1997 between Amedisys, Inc., a Delaware corporation (the "Company"), and Hudson Capital Partners, L.P. (hereinafter referred to as the "Placement Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company proposes to issue to the Placement Agent warrants (the "Warrants") to purchase up to 56,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Agreement) shares (the "Shares") of preferred stock, par value $.001 per share (the "Preferred Shares"), of the Company; and

     WHEREAS, the Placement Agent has agreed, pursuant to the placement agent agreement (the "Placement Agent Agreement") dated as of December 8, 1997 between the Placement Agent and the Company, to act as the placement agent in connection with the Company's proposed private offering (the "Private Placement") of up to 80 Units (the "Units"), each Unit consisting of 10,000 Preferred Shares, at an offering price of $100,000 per Unit; and

     WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Placement Agent and/or to its designees, in consideration for, and as part of the Placement Agent's compensation in connection with, the Placement Agent acting as the placement agent pursuant to the Placement Agent Agreement;

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant.

     The Placement Agent, and/or its designees are hereby granted the right to purchase, at any time from December 29, 1997 until 5:00 P.M., New York time, on December 29, 2002 (the "Warrant Exercise Term"), up to 56,000 fully-paid and non-assessable Shares (700 Shares for each Unit sold (and such pro rata number of shares for each partial Unit sold) in the Private Placement) at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $10.00 per Share. The terms, preferrences, privileges and rights of the Preferred Shares are as set forth in the Confidential Private Term Sheet dated December 8, 1997.

     2. Warrant Certificates.

     The warrant certificates delivered and to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3. Exercise of Warrant.

     The Warrants initially are exercisable at a price of $10.00 per Share, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices (currently located at 3029 S. Sherwood Forest Blvd., Suite 300, Baton Rouge, Louisiana 70816) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder. In the event that the Shares automatically convert into shares of Common Stock (the "Conversion Shares"), par value $.001 per share of the Company (the "Common Shares"), upon exercise of the Warrants as provided for in this Section 3, the Holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the number of Conversion Shares issuable upon exercise of the Shares so purchased.

     4. Issuance of Certificates.

     Upon the exercise of the Warrants, the issuance of certificates for the Shares or Conversion Shares, as the case may be, purchased shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Shares and/or Conversion Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares or Conversion Shares, as the case may be, shall bear a legend substantially similar to the following:

     "The securities represented by this certificate have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective regis tration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

     5. Price.

     5.1. Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $10.00 per Share (or per the number of Conversion Shares issuable upon exercise of one Share).

     5.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     6. Registration Rights.

     6.1. Registration Under the Securities Act of 1933; Restriction on Transfer. None of the Warrants, Shares or Conversion Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act"). The Holders agree not to sell, transfer, pledge, hypothecate or otherwise dispose of any of the Shares or

Conversion Shares pursuant to a registration statement or otherwise until 120 days following the final closing date of the Private Placement.

     6.2. Registrable Securities. As used herein the term "Registrable Security" means each of the Conversion Shares and any Common Shares issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the subsequent public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Shares, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this
Article 6.

     6.3. Piggyback Registration. If, at any time during the five years following the final closing date of the Private Placement, the Company proposes to prepare and file one or more registration statements (including in connection with an initial public offering of its securities) or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), (for purposes of this Article 6, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Section 6.5(b) hereof); provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register.

     If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Registrable Securities to be offered by Requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Registrable Securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders.

     If, subsequent to exercise of the demand registration right referred to in
Section 6.4 below, any Registrable Securities requested to be included in a Piggyback Registration are not so included because of the operation of the proviso of the first paragraph of this Section 6.3, then the holders of such excluded Registrable Securities shall have the right to require the Company, at its expense, to prepare and file another Registration Statement under the Act covering such Registrable Securities, provided that, if the underwriter so requests, such Registrable Securities shall not be sold until the expiration of 120 days from the effective date of the offering that gave rise to the piggyback registration rights that are the subject of this Section 6.3.

     6.4 Demand Registration.

     (a) At any time following the initial closing date of the Private Placement, any "Majority Holder" (as such term is defined in Section 6.4(c) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 6.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, at the sole expense of the Company (except as provided in Section 6.5(b) hereof), a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the

Company and counsel for such Majority Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof. The Company shall use its best efforts to cause the Registration Statement to become effective under the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof. Once effective, the Company will use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of
(i) the date that all of the Registrable Securities have been sold or (ii) the date that the holders of the Registrable Securities receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Act) under rule 144(k) promulgated under the Act or otherwise.

     (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten
(10) business days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 6.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 6.4(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice. Any Demand Registration Request by a Majority Holder shall be binding on all other Holders, whether or not such Holders include their Registrable Securities.

     (c) The term "Majority Holder" as used in Section 6.4 hereof shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of Common Shares (including Common Shares already issued and Common Shares issuable upon conversion of Shares outstanding and upon conversion of Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of Conversion Shares (including Shares or Conversion Shares already issued and Shares or Conversion Shares issuable pursuant to the exercise of outstanding Warrants) included in all the Registrable Securities.

     6.5. Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

     (a) In connection with any registration under Section 6.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than thirty (30) business days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

     (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and the fees and expenses of counsel retained by the holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Sections 6.3 and 6.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

     (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities.

     (d) The Company hereby agrees to indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Placement Agent as set forth in Section 11 of the Placement Agent Agreement and to provide for just and equitable contribution as set forth in Section 11 of the Placement Agent Agreement.

     (e) Any holder of Registrable Securities to be sold pursuant to a registration statement, and such Holder's successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or such Holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Placement Agent has agreed to indemnify the Company as set forth in Section 11 of the Placement Agent Agreement and to provide for just and equitable contribution as set forth in Section 11 of the Placement Agent Agreement.

       (f) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Warrants held by such Holder prior to the initial filing of any registration statement or the effectiveness thereof.

       (g) If the Company shall fail to comply with the provisions of this
Article 6, the Company shall, in addition to any other equitable or other relief available to the holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the holders of Registrable Securities, requesting registration of their Registrable Securities.

       (h) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each holder of Registrable Securities included for such registration in such Registration Statement pursuant to Section 6.3 hereof or Section 6.4 hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

     7. Exchange and Replacement of Warrant Certificates.

     Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     8. Elimination of Fractional Interests.

     The Company shall not be required to issue certificates representing fractions of Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

     9. Reservation and Listing of Securities.

     The Company shall at all times reserve and keep available out of its authorized Preferred Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Preferred Shares as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. For as long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Common Shares issuable upon conversion of the Shares issuable upon the exercise of the Warrants to be listed on or quoted by NASDAQ or listed on such national securities exchange, in the event the Common Shares are listed on a national securities exchange.

     10. Notices to Warrant Holders.

     Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (a) the Company shall take a record of the holders of its Common Shares or Preferred Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) the Company shall offer to all the holders of its Common Shares or Preferred Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

               (d) reclassification or change of the outstanding Common Shares or Preferred Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

               (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for Common Shares or any other securities of the Company or of such affiliate to all the shareholders of the Company;

then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          11. Notices.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

               (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

               (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

          12. Supplements and Amendments.

          The Company and the Placement Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem not to adversely affect the interests of the Holders of Warrant Certificates.

          13. Successors.

          All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

          14. Termination.

          This Agreement shall terminate at the close of business on December 29, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Section 6 shall survive any termination pursuant to this
Section 15 until the close of business on December 29, 2008.

          15. Governing Law.

          This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, except to the extent that the Delaware General Corporation Law mandatorily applies.

          16. Benefits of This Agreement.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Placement Agent and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Placement Agent and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

          17. Counterparts.

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                               AMEDISYS, INC.


                               By:
                                  ------------------------------------
                                  Name:
                                  Title:

Attest:


-------------------------

                               HUDSON CAPITAL PARTNERS, L.P.

                               By: HCP Management Corp.,
                                    General Partner


                               By:
                                  ------------------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED FOR PURPOSES OF PUBLIC DISTRIBUTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:00 P.M., NEW YORK TIME, _________, 2002

No. W-                                                          _______ Warrants

                              WARRANT CERTIFICATE

          This Warrant Certificate certifies that _______________ ____________ or registered assigns, is the registered holder of _______ Warrants to purchase, at any time from _______, 1997 until 5:00 P.M. New York City time on ________, 2002 ("Expiration Date"), up to _____ fully-paid and non-assessable shares ("Shares") of the preferred stock, par value $.001 per share (the "Preferred Shares"), of Amedisys, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $10.00 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ____________, 1997 between the Company and Hudson Capital Partners, L.P. (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

          No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the

Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

          Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

          Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  ___________, 1997      AMEDISYS, INC.


                                 By:
                                    --------------------------------------
                                    Name:
                                    Title:
Attest:



-----------------------------

                         [FORM OF ELECTION TO PURCHASE]

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Preferred Shares and herewith tenders in payment for such securities cash or a certified or official bank check payable in New York Clearing House Funds to the order of
Amedisys, Inc. in the amount of $           , all in accordance with the terms
hereof.  The undersigned requests that a certificate for such securities be
registered in the name of                     , whose address is
__________________, and that such Certificate be delivered to
__________________, whose address is _____________.


Dated:                        Signature:
                                        -----------------------------------

                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                        ________________________________

                        ________________________________
                        (Insert Social Security or Other
                         Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


          FOR VALUE RECEIVED
                            ----------------------------------------------
hereby sells, assigns and transfers unto

--------------------------------------------------------------------------
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                   Signature:
                                    --------------------------------------

                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


_______________________________

_______________________________
(Insert Social Security or Other
Identifying Number of Assignee)